Exhibit 16.1


                               September 28, 1998

Securities and Exchange Commission
Washington, D.C. 20549

         Re:      SVI Holdings, Inc.

Ladies and Gentlemen:

         We have read Item 4 of the Form 8-K of SVI Holdings, Inc. dated September 24, 1998 and agree with the statements contained therein.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
September 28, 1998